UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 2, 2007

Commission File Number: 333-72392

FRANCHISE CAPITAL CORPORATION (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	98-0353403 (IRS Employer Identification No.)
43180 Business Park Drive, Suite 202 Temecula, CA 92590 (Address of principal executive offices)
(951) 587-9100 (Registrant’s telephone number)

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS’ ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICER

On January 2, 2007 Robert McCoy, the sole member of the Board of Directors, appointed James Bickel and Gary Nerison to serve as members of the Board of Directors. Mr. Bickel will also serve as Chairman of the Investment Committee and as a member of the Audit Committee. Mr. Bickel entered into an agreement with the Company, effective as of January 2, 2007. The agreement has a twelve-month term, subject to renewal upon agreement of parties.  Mr. Nerison will also serve as Chairman of the Audit Committee and as a member of the Investment Committee. Mr. Nerison entered into an agreement with the Company, effective as of January 2, 2007.  The agreement has a twelve-month term, subject to renewal upon agreement of parties.  Under the agreement, he is entitled to a monthly $1,000 fee for services rendered.  The Board of Directors now consists of Robert McCoy, James Bickel and Gary Nerison, each of whom is an independent director.

Biographical Information for James Bickel

Mr. Bickel has over 40 years of experience in sales and senior management positions with manufacturing-based companies: Allison Spring and Manufacturing (1968-1973), Bicor Machinery and Manufacturing (1974-1979), and Keel Corporation (1980-1986), all California based manufacturing companies of high-tech metal parts and assemblies.  From 1980 to 1995 Mr. Bickel owned his own Formula Ford racing team running in the West Coast Series. He also sponsored and helped manage a two car TransAm team in partnership with RPM Racing, during this time they followed the Indy Car/Cart series racing at most of the major venues in the US. For a brief period he sponsored an Indy Car which raced at Indinapolis and his racing interest dates back to the days with the Granatell's at the Indy 500.  From 1986 to 2002 Mr. Bickel served as vice president of Uniglobe USA and president of Uniglobe Midpacific and assisted in building a national travel franchise system with over 900 locations.  He later built a golf retail franchise system. Since 2002 Mr. Bickel has acted as vice president and secretary of the World Health and Education Foundation and as vice chairman of MedChannel LLC, a medical device company serving radiology and surgical markets.  Mr. Bickel is currently the Chief Executive Officer of S3 Investment Company, Inc., a publicly-traded holding company with businesses in China, a position held since 2005.  Mr. Bickel also serves as Chief Operating Officer and a member of the Board of Directors of GTREX Capital, Inc. Mr. Bickel also serves as a member of the Board of Directors of CLX Investment Company, Inc. Mr. Bickel served on the Board of Directors of Sovereign Exploration Associates International Inc. during 2005.

Biographical Information for Gary Nerison

Mr. Nerison is an experienced entrepreneur in commercial real estate and loan brokerage companies. With his rich business commercial real estate background, over the last 36 years, Mr. Nerison has initiated and led to growth several commercial real estate and loan brokerage companies. In 1998, he founded a loan brokerage firm placing venture loans for new business, which he still currently manages.  Since 2002, he has been the Co-founder and President of World Health and Education Foundation, a charitable organization.  Mr. Nerison attended Augustana College in Sioux Falls, South Dakota with Major in Economics.  Mr. Nerison also currently serves on the Board of Directors of GTREX Capital, Inc. and S3 Investment Company, Inc.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date:  January 8, 2007

Franchise Capital Corporation By: /s/ Steven R. Peacock

Steven R. Peacock, Interim Chief Executive Officer